Exhibit 99.1

Investors May Contact:
Ryan Marsh
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Reporters May Contact:
Andrea Wehrmann
Porter Novelli
(404) 995-4526
andrea.wehrmann@porternovelli.com

ASBURY AUTOMOTIVE GROUP ANNOUNCES
2011 SECOND QUARTER FINANCIAL RESULTS

Second quarter adjusted EPS from continuing operations of $0.51 per diluted share, up 28% over prior period quarter

Duluth, GA, July 26, 2011 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported adjusted income from continuing operations for the second quarter 2011 of $16.8 million, or $0.51 per diluted share, versus income from continuing operations in the second quarter 2010 of $13.1 million, or $0.40 per diluted share, a 28% increase per diluted share. Net income for the second quarter 2011 was $14.2 million, or $0.43 per diluted share, compared to $12.8 million, or $0.39 per diluted share in the prior year period. See attached reconciliation for reported adjustments.

Second Quarter 2011 Highlights (compared to the prior year period):

•	Total revenues increased 9% to $1.1 billion

•	New vehicle revenues increased 5%, including 2% from same store revenues

•	Used vehicle retail revenues and units up 22%, including 17% from same store revenues

•	Finance and insurance revenues up 20%

•	Total gross profit up 14% with strong increases from all business lines

•	Adjusted SG&A expense as a percent of gross profit improved 130 basis points to 75.1%

•	J6 inventories down approximately 50% versus March 2011 (see table below)

Strategic Updates:

•	Board elected Thomas C. DeLoach, Jr. as Non-Executive Chairman effective as of August 1, 2011

•	Repurchased $13 million of Asbury common stock during the quarter

•	Board increased share repurchase authorization in July; $45 million remaining

•	Reducing leverage target to 3.0x Total Debt/EBITDA

•	Acquired $13 million of previously leased properties during the quarter

•	Subsequent to the end of the quarter, repurchased $9 million of the convertible notes due 2012

•	65% of the DMS conversions completed to date

“Once again, Asbury is pleased to announce double-digit growth in adjusted EPS from continuing operations, proving both the resiliency of our business model and the agility of our Company,” said Craig T. Monaghan, Asbury's President and CEO. “We produced these excellent results through a dramatic 70 basis point improvement in our new vehicle margins, achieving a Company record used-to-new ratio, and setting a Company record increase in finance and insurance profit per vehicle retailed.”
Commenting on the Japanese supply challenges, Michael S. Kearney, Asbury's Executive Vice President and Chief Operating Officer stated, “We are encouraged by the speed and efficiency with which our Japanese manufacturing partners are restoring production capacity, and admire their dedication. Our Japanese dealerships are experiencing the impact of inventory shortages; we anticipate that our affected inventories will bottom-out in July or August. We believe our third quarter earnings could be adversely impacted in the range of $0.05-0.10 per diluted share as a result of disruptions in the market. Our results will depend on, amongst other things, SAAR, when production reaches normalized levels, and when we are able to receive a more favorable mix of product at our dealerships. We believe this will be a short-term issue and expect much healthier inventory levels heading into the fourth quarter.”
Asbury will host a conference call to discuss its second quarter results this afternoon at 2:00 p.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling (800) 768-6563 (domestic), or (785) 830-7991 (international); passcode - 4451418. Callers should dial in approximately 5 to 10 minutes before the call begins.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 80 retail auto stores, encompassing 99 franchises for the sale and servicing of 29 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its restructuring program and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, the impact of supply challenges resulting from weather-related or other events in Japan, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance such indebtedness on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
REVENUES:
New vehicle	$578.3	$548.4	$1,149.5	$1,025.4
Used vehicle	322.7	279.9	624.1	528.7
Parts and service	149.2	141.0	293.8	278.5
Finance and insurance, net	36.0	30.0	68.4	55.2
Total revenues	1,086.2	999.3	2,135.8	1,887.8
COST OF SALES:
New vehicle	536.7	512.6	1,073.8	956.7
Used vehicle	294.3	255.8	568.3	481.5
Parts and service	66.3	64.5	131.9	128.6
Total cost of sales	897.3	832.9	1,774.0	1,566.8
GROSS PROFIT	188.9	166.4	361.8	321.0
OPERATING EXPENSES:
Selling, general and administrative	142.8	127.2	277.6	248.9
Depreciation and amortization	5.8	5.2	11.1	10.6
Other operating expense (income), net	2.8	(0.6)	13.2	(1.3)
Income from operations	37.5	34.6	59.9	62.8
OTHER EXPENSE:
Floor plan interest expense	(2.3)	(2.2)	(5.0)	(4.6)
Other interest expense, net	(10.3)	(9.0)	(20.8)	(18.0)
Swap interest expense	(1.4)	(1.6)	(2.8)	(3.3)
Convertible debt discount amortization	(0.3)	(0.4)	(0.5)	(0.8)
Total other expense, net	(14.3)	(13.2)	(29.1)	(26.7)
Income before income taxes	23.2	21.4	30.8	36.1
INCOME TAX EXPENSE	9.0	8.3	11.9	14.0
INCOME FROM CONTINUING OPERATIONS	14.2	13.1	18.9	22.1
DISCONTINUED OPERATIONS, net of tax	—	(0.3)	15.2	(1.9)
NET INCOME	$14.2	$12.8	$34.1	$20.2
EARNINGS PER COMMON SHARE:
Basic—
Continuing operations	$0.44	$0.41	$0.59	$0.69
Discontinued operations	—	(0.01)	0.47	(0.06)
Net income	$0.44	$0.40	$1.06	$0.63
Diluted—
Continuing operations	$0.43	$0.40	$0.57	$0.67
Discontinued operations	—	(0.01)	0.46	(0.05)
Net income	$0.43	$0.39	$1.03	$0.62
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	32.1	32.2	32.3	32.2
Stock options	0.6	0.5	0.6	0.5
Restricted stock	0.1	0.2	0.2	0.1
Performance share units	0.1	0.1	0.1	—
Diluted	32.9	33.0	33.2	32.8

New Vehicle—

	For the Three Months Ended June 30,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$197.9	$191.6	$6.3	3%
Mid-line import	275.1	277.9	(2.8)	(1)%
Mid-line domestic	87.3	78.9	8.4	11%
Total new vehicle revenue—same store(1)	560.3	548.4	11.9	2%
New vehicle revenue—acquisitions	18.0	—
New vehicle revenue, as reported	$578.3	$548.4	$29.9	5%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$15.7	$14.3	$1.4	10%
Mid-line import	18.8	15.7	3.1	20%
Mid-line domestic	5.7	5.8	(0.1)	(2)%
Total new vehicle gross profit—same store(1)	40.2	35.8	4.4	12%
New vehicle gross profit—acquisitions	1.4	—
New vehicle gross profit, as reported	$41.6	$35.8	$5.8	16%

	For the Three Months Ended June 30,		Increase (Decrease)	% Change
	2011	2010
New vehicle units:
New vehicle retail units—same store(1)
Luxury	3,999	3,992	7	—%
Mid-line import	10,645	11,131	(486)	(4)%
Mid-line domestic	2,388	2,051	337	16%
Total new vehicle retail units—same store(1)	17,032	17,174	(142)	(1)%
Fleet vehicles	566	675	(109)	(16)%
Total new vehicle units—same store(1)	17,598	17,849	(251)	(1)%
New vehicle units—acquisitions	529	—
New vehicle units—actual	18,127	17,849	278	2%

New Vehicle Metrics—

	For the Three Months Ended June 30,		Increase	% Change
	2011	2010
Revenue per new vehicle sold—same store(1)	$31,839	$30,724	$1,115	4%
Gross profit per new vehicle sold—same store(1)	$2,284	$2,006	$278	14%
New vehicle gross margin—same store(1)	7.2%	6.5%	0.7%	11%

(1)
 Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle—

	For the Three Months Ended June 30,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$263.9	$224.6	$39.3	17%
Used vehicle retail revenues—acquisitions	10.2	—
Total used vehicle retail revenues	274.1	224.6	49.5	22%

Used vehicle wholesale revenues—same store(1)	47.5	55.3	(7.8)	(14)%
Used vehicle wholesale revenues—acquisitions	1.1	—
Total used vehicle wholesale revenues	48.6	55.3	(6.7)	(12)%
Used vehicle revenue, as reported	$322.7	$279.9	$42.8	15%
Gross profit:
Used vehicle retail gross profit—same store(1)	$27.6	$24.0	$3.6	15%
Used vehicle retail gross profit—acquisitions	1.0	—
Total used vehicle retail gross profit	28.6	24.0	4.6	19%

Used vehicle wholesale gross profit—same store(1)	(0.1)	0.1	(0.2)	(200)%
Used vehicle wholesale gross profit—acquisitions	(0.1)	—
Total used vehicle wholesale gross profit	(0.2)	0.1	(0.3)	(300)%
Used vehicle gross profit, as reported	$28.4	$24.1	$4.3	18%
Used vehicle retail units:
Used vehicle retail units—same store(1)	13,774	11,713	2,061	18%
Used vehicle retail units—acquisitions	506	—
Used vehicle retail units—actual	14,280	11,713	2,567	22%

Used Vehicle Metrics—

	For the Three Months Ended June 30,		Decrease	% Change
	2011	2010
Revenue per used vehicle retailed—same store(1)	$19,159	$19,175	$(16)	—%
Gross profit per used vehicle retailed—same store(1)	$2,004	$2,049	$(45)	(2)%
Used vehicle retail gross margin—same store(1)	10.5%	10.7%	(0.2)%	(2)%

(1)
 Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service—

	For the Three Months Ended June 30,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$143.9	$141.0	$2.9	2%
Parts and service revenues—acquisitions	5.3	—
Parts and service revenue, as reported	$149.2	$141.0	$8.2	6%

Gross profit:
Parts and service gross profit—same store(1):
Customer pay	$49.5	$48.9	$0.6	1%
Reconditioning and preparation	13.9	11.2	2.7	24%
Warranty	11.3	11.1	0.2	2%
Wholesale parts	5.2	5.3	(0.1)	(2)%
Total parts and service gross profit—same store(1)	79.9	76.5	3.4	4%
Parts and service gross profit—acquisitions	3.0	—
Parts and service gross profit, as reported	$82.9	$76.5	$6.4	8%
Parts and service gross margin—same store(1)	55.5%	54.3%	1.2%	2%

(1)
 Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net—

	For the Three Months Ended June 30,		Increase	% Change
	2011	2010
	(Dollar in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$34.9	$30.0	$4.9	16%
Finance and insurance, net—acquisitions	1.1	—
Finance and insurance, net as reported	$36.0	$30.0	$6.0	20%
Finance and insurance, net per vehicle sold—same store(1)	$1,112	$1,015	$97	10%

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Three Months Ended June 30,
	2011	2010
REVENUE MIX PERCENTAGES:
New vehicles	53.2%	54.9%
Used retail vehicles	25.3%	22.5%
Used vehicle wholesale	4.5%	5.5%
Parts and service	13.7%	14.1%
Finance and insurance, net	3.3%	3.0%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	22.0%	21.5%
Used retail vehicles	15.1%	14.4%
Used vehicle wholesale	(0.1)%	0.1%
Parts and service	43.9%	46.0%
Finance and insurance, net	19.1%	18.0%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	75.6%	76.4%

New Vehicle-

	For the Six Months Ended June 30,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$396.0	$367.3	$28.7	8%
Mid-line import	554.2	512.3	41.9	8%
Mid-line domestic	163.9	145.8	18.1	12%
Total new vehicle revenue—same store(1)	1,114.1	1,025.4	88.7	9%
New vehicle revenue—acquisitions	35.4	—
New vehicle revenue, as reported	$1,149.5	$1,025.4	$124.1	12%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$29.3	$28.1	$1.2	4%
Mid-line import	33.3	30.1	3.2	11%
Mid-line domestic	10.9	10.5	0.4	4%
Total new vehicle gross profit—same store(1)	73.5	68.7	4.8	7%
New vehicle gross profit—acquisitions	2.2	—
New vehicle gross profit, as reported	$75.7	$68.7	$7.0	10%

	For the Six Months Ended June 30,		Increase	% Change
	2011	2010
New vehicle units:
New vehicle retail units—same store(1)
Luxury	8,009	7,686	323	4%
Mid-line import	21,717	20,494	1,223	6%
Mid-line domestic	4,531	3,843	688	18%
Total new vehicle retail units—same store(1)	34,257	32,023	2,234	7%
Fleet vehicles	1,272	1,156	116	10%
Total new vehicle units—same store(1)	35,529	33,179	2,350	7%
New vehicle units—acquisitions	1,085	—
New vehicle units—actual	36,614	33,179	3,435	10%

New Vehicle Metrics-

	For the Six Months Ended June 30,		Increase (Decrease)	% Change
	2011	2010
Revenue per new vehicle sold—same store(1)	$31,357	$30,905	$452	1%
Gross profit per new vehicle sold—same store(1)	$2,069	$2,071	$(2)	—%
New vehicle gross margin—same store(1)	6.6%	6.7%	(0.1)%	(1)%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle-

	For the Six Months Ended June 30,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$503.7	$428.6	$75.1	18%
Used vehicle retail revenues—acquisitions	18.9	—
Total used vehicle retail revenues	522.6	428.6	94.0	22%

Used vehicle wholesale revenues—same store(1)	99.4	100.1	(0.7)	(1)%
Used vehicle wholesale revenues—acquisitions	2.1	—
Total used vehicle wholesale revenues	101.5	100.1	1.4	1%
Used vehicle revenue, as reported	$624.1	$528.7	$95.4	18%
Gross profit:
Used vehicle retail gross profit—same store(1)	$53.0	$46.7	$6.3	13%
Used vehicle retail gross profit—acquisitions	2.0	—
Total used vehicle retail gross profit	55.0	46.7	8.3	18%

Used vehicle wholesale gross profit—same store(1)	0.8	0.5	0.3	60%
Used vehicle wholesale gross profit—acquisitions	—	—
Total used vehicle wholesale gross profit	0.8	0.5	0.3	60%
Used vehicle gross profit, as reported	$55.8	$47.2	$8.6	18%
Used vehicle retail units:
Used vehicle retail units—same store(1)	26,853	22,600	4,253	19%
Used vehicle retail units—acquisitions	946	—
Used vehicle retail units—actual	27,799	22,600	5,199	23%

Used Vehicle Metrics-

	For the Six Months Ended June 30,		Decrease	% Change
	2011	2010
Revenue per used vehicle retailed—same store(1)	$18,758	$18,965	$(207)	(1)%
Gross profit per used vehicle retailed—same store(1)	$1,974	$2,066	$(92)	(4)%
Used vehicle retail gross margin—same store(1)	10.5%	10.9%	(0.4)%	(4)%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service-

	For the Six Months Ended June 30,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$283.0	$278.5	$4.5	2%
Parts and service revenues—acquisitions	10.8	—
Parts and service revenue, as reported	$293.8	$278.5	$15.3	5%

Gross profit:
Parts and service gross profit—same store(1):
Customer pay	$95.7	$95.1	$0.6	1%
Reconditioning and preparation	26.6	21.4	5.2	24%
Warranty	23.3	22.8	0.5	2%
Wholesale parts	10.2	10.6	(0.4)	(4)%
Total parts and service gross profit—same store(1)	$155.8	$149.9	$5.9	4%
Parts and service gross profit—acquisitions	6.1	—
Parts and service gross profit, as reported	$161.9	$149.9	$12.0	8%
Parts and service gross margin—same store(1)	55.1%	53.8%	1.3%	2%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net-

	For the Six Months Ended June 30,		Increase	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$66.6	$55.2	$11.4	21%
Finance and insurance, net—acquisitions	1.8	—
Finance and insurance, net as reported	$68.4	$55.2	$13.2	24%
F&I per vehicle sold—same store(1)	$1,068	$990	$78	8%

(1)
 Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Six Months Ended June 30,
	2011	2010
REVENUE MIX PERCENTAGES:
New vehicles	53.8%	54.3%
Used retail vehicles	24.4%	22.7%
Used vehicle wholesale	4.8%	5.3%
Parts and service	13.8%	14.8%
Finance and insurance, net	3.2%	2.9%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	20.9%	21.4%
Used retail vehicles	15.3%	14.5%
Used vehicle wholesale	0.2%	0.2%
Parts and service	44.7%	46.7%
Finance and insurance, net	18.9%	17.2%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	76.7%	77.5%

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures
(In millions)
(Unaudited)

	June 30, 2011	December 31, 2010	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$23.2	$21.3	$1.9	9%
New vehicle inventory	349.0	436.1	(87.1)	(20)%
Used vehicle inventory	96.3	74.8	21.5	29%
Parts inventory	37.6	36.5	1.1	3%
Total current assets	710.3	876.8	(166.5)	(19)%
Floor plan notes payable	271.4	424.6	(153.2)	(36)%
Total current liabilities	472.2	635.8	(163.6)	(26)%

CAPITALIZATION:
Long-term debt (including current portion)	$543.8	$543.8	$—	—%
Shareholders' equity	311.2	287.1	24.1	8%
Total	$855.0	$830.9	$24.1	3%
Brand Mix - New Vehicle Revenue by Brand-

	For the Six Months Ended June 30,
	2011	2010
Luxury
BMW	9%	8%
Mercedes-Benz	7%	7%
Lexus	5%	6%
Infiniti	4%	5%
Acura	5%	5%
Other luxury	6%	5%
Total luxury	36%	36%
Mid-Line Imports:
Honda	23%	23%
Nissan	13%	13%
Toyota	10%	10%
Other imports	4%	4%
Total imports	50%	50%
Mid-Line Domestic:
Ford	8%	9%
Chevrolet	3%	2%
Other domestics	3%	3%
Total domestic	14%	14%
Total New Vehicle Revenue	100%	100%

Japanese Manufacturer New Vehicle Inventory -

	As of July 31, 2011 (EST)	As of March 31, 2011	Increase (Decrease)	% Change
Honda	$20	$79	$(59)	(75)%
Nissan	52	67	(15)	(22)%
Toyota	23	49	(26)	(53)%
Infiniti	15	26	(11)	(42)%
Lexus	6	16	(10)	(63)%
Acura	7	17	(10)	(59)%
Total	$123	$254	$(131)	(52)%

Asbury Automotive Group, Inc.
Supplemental Disclosures
(Dollars in millions, except per share data)
(Unaudited)

Our selling, general and administrative ("SG&A") expense for the three and six months ended June 30, 2011 was impacted by a lease termination charge. The table below shows the impact of the lease termination charge on our SG&A expense as a percentage of gross profit when compared to the applicable prior year periods.

	For the Three Months Ended June 30,				Increase	% of Gross Profit Decrease
	2011	% of Gross Profit	2010	% of Gross Profit
	(Dollars in millions)
SG&A, as reported	$142.8	75.6%	$127.2	76.4%	$15.6	(0.8)%
Less: lease termination charge	(1.0)	(0.5)%	—	—%
Adjusted SG&A	$141.8	75.1%	$127.2	76.4%	$14.6	(1.3)%
Gross profit	$188.9		$166.4

	For the Six Months Ended June 30,				Increase	% of Gross Profit Decrease
	2011	% of Gross Profit	2010	% of Gross Profit
	(Dollars in millions)
SG&A, as reported	$277.6	76.7%	$248.9	77.5%	$28.7	(0.8)%
Less: lease termination charge	(1.0)	(0.2)%	—	—%
Adjusted SG&A	$276.6	76.5%	$248.9	77.5%	$27.7	(1.0)%
Gross profit	$361.8		$321.0

Our income from continuing operations during 2011 was impacted by several items shown below (collectively referred to as “2011 Adjusting Items”). We believe that an alternative comparison of our income from continuing operations (“Adjusted Income From Continuing Operations”), which is not defined by Generally Accepted Accounting Principles (“GAAP”), can be made by adjusting for items that are not core operating items and should be considered when forecasting our future results. These 2011 Adjusting items are excluded by management when comparing actual results to forecasted results and are generally not included in external financial estimates of our business.
The non-GAAP measure Adjusted Income From Continuing Operations contains material limitations. Although we believe that litigation related expense and executive separation costs are infrequent, we cannot assure you that we will not recognize them in the future. Our adjusted income from continuing operations may not be comparable with adjusted income from continuing operations of other companies to the extent that other companies recognize similar items in adjusted income from continuing operations and do not provide disclosure of the amounts. In order to compensate for these limitations, we also review the related GAAP measures. In addition, these non-GAAP measures are not defined by GAAP and our definition of each measure may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. These non-GAAP measures should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP.
The non-core operating items shown in the table below are (i) expenses related to executive separation benefits, (ii) real estate related charges consisting of a lease termination charge and impairment of certain property not used in our operations and (iii) legal claims related to operations from 2000 to 2006.

	For the Three Months Ended June 30,
	2011	2010
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$14.2	$12.8
Discontinued operations, net of tax	—	0.3
Income from continuing operations	$14.2	$13.1

Non-core items - expense (income):
Executive separation costs	$2.7	$—
Real estate-related charges	1.5	—
Tax benefit on non-core items above	(1.6)	—
Total non-core items	$2.6	$—
Adjusted income from continuing operations	$16.8	$13.1

Adjusted earnings per common share - diluted:
Net income	$0.43	$0.39
Discontinued operation, net of tax	—	0.01
Income from continuing operations	0.43	0.40

Total non-core items	0.08	—
Adjusted income from continuing operations	$0.51	$0.40

Weighted average common share outstanding - diluted	32.9	33.0

	For the Six Months Ended June 30,
	2011	2010
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$34.1	$20.2
Discontinued operations, net of tax	(15.2)	1.9
Income from continuing operations	$18.9	$22.1

Non-core items - expense (income):
Litigation related expense	$9.0	$—
Executive separation costs	5.0	—
Real estate-related charges	1.5	—
Tax benefit on non-core items above	(6.0)	—
Total non-core items	$9.5	$—
Adjusted income from continuing operations	$28.4	$22.1

Adjusted earnings per common share - diluted:
Net income	$1.03	$0.62
Discontinued operation, net of tax	(0.46)	0.05
Income from continuing operations	0.57	0.67

Total non-core items	0.29	—
Adjusted income from continuing operations	$0.86	$0.67

Weighted average common share outstanding - diluted	33.2	32.8